INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of Deep Ocean ASA
We have audited the accompanying consolidated balance sheets of DeepOcean ASA (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of DeepOcean ASA as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
/s/ Deloitte AS
Haugesund, Norway
March 26, 2008

Consolidated statements of income for the year ended 31 December
(Numbers in NOK 1000)

	Note	2007	2006	2005

Revenue	4	1,938,074	1,479,605	549,129

Project costs — charter of vessels and consumables used		(945,935)	(886,426)	(344,325)
Employee benefit expenses	10	(468,723)	(253,849)	(99,591)
Depreciation and amortisation expenses	11	(188,909)	(86,447)	(29,396)
Other expenses		(119,559)	(70,652)	(13,193)

Operating profit	4	214,948	182,232	62,624
Share of loss in associates	6	—	—	(57)
Finance income	7	2,511	5,944	5,376
Foreign exchange gain/(loss) and other financial income	7	15,783	12,595	11,503
Finance costs	7	(81,240)	(18,210)	(6,830)
Foreign exchange loss and other financial costs	7	(26,851)	(20,474)	(6,963)

Profit before income tax expense		125,151	162,086	65,652
Income tax expense	8	(14,605)	(47,008)	(18,296)

Profit for the year from continuing operations		110,546	115,078	47,356

Profit for the year		122,092	115,078	47,356

Attributable to:
Equity holders of the parent		110,513	115,078	47,356
Minority interests		33	—	—

		110,546	115,078	47,356

Earnings per share (NOK)	9	1.25	1.56	1.27

Diluted earnings per share (NOK)		1.25	1.56	1.27

Consolidated balance sheets as at 31 December
(Numbers in NOK 1000)

		2007	2006

ASSETS

Non-current assets
Property, plant and equipment	12	1,457,732	1,166,670
Financial assets	14, 21	13,991	3,168
Investments accounted for using the equity method	6	—	—
Goodwill	13	615,562	692,727
Other intangible assets	13	71,196	92,535
Deferred tax asset	8	—	—

Total non-current assets		2,158,481	1,955,100

Current assets
Trade receivables	15	419,290	466,969
Other current assets	16	309,550	186,288
Cash and cash equivalents	17	248,746	98,315

Total current assets		977,586	751,572

TOTAL ASSETS		3,136,067	2,706,673

EQUITY AND LIABILITIES

Equity attributable to equity holders of the parent
Share capital	20	44,074	44,074
Other reserves	20	947,008	947,008
Translation reserves		(136,055)	(23,244)
Retained earnings		305,104	174,100
Minority interests		18,780	—

Total equity		1,178,911	1,141,938

Non current liabilities
Long term borrowings	23, 26	1,058,779	700,843
Deferred tax liability	8	59,183	104,218
Long term provisions	21	—	—

Total non current liabilities		1,117,962	805,061

Current liabilities
Trade and other payables	25	181,689	214,317
Short-term borrowings	17, 24	67,163	76,368
Current portion of long-term borrowings	24	382,358	119,627
Current tax payable	8	25,523	11,810
Short-term provisions	22	182,462	337,552

Total current liabilities		839,195	759,674

Total liabilities		1,957,157	1,564,735

TOTAL EQUITY AND LIABILITIES		3,136,068	2,706,673

Consolidated statements of cash flow
(Numbers in NOK 1000)

	2007	2006	2005
Operating income before tax	125,151	162,086	65,652
Income taxes paid	(2,887)	(14,680)	(9,575)
Depreciation of fixed assets	188,909	86,447	29,396
Pension cost without cash effect	2,130	(2,813)	(3,434)
Profit from sale of non-current assets	(568)	72	—
Net change in debtors	(120,374)	(257,394)	(48,541)
Net change in creditors	56,139	83,169	9,688
Net change in net other current assets and liabilities	(86,980)	7,103	50,061

Net cash inflow/(outflow) from operating activities	161,520	63,990	93,247

Proceeds from sale of tangible fixed assets	1,655	9,124	—
Purchase of tangible fixed assets	(563,489)	(633,146)	(45,151)
(Purchase) sale of long term financial assets	(123,852)	(582,246)	12,199

Net cash inflow/(outflow) from investment activities	(685,686)	(1,206,268)	(32,952)

Proceeds from long-term loans	837,362	601,378	20,620
Repayment of long-term loans	(134,371)	(40,685)	(91,466)
Paid-in share capital/surplus	—	415,848	263,770
Paid-in minority interests	18,697
Dividends	(26,444)	—	(5,000)

Net cash inflow/(outflow)from financing activities	695,244	976,541	187,924
Currency differences	(20,647)	(3,614)	(16)

Net increase/(decrease) in cash and cash equivalents	150,431	(169,347)	248,202
Cash and cash equivalents at beginning of period	98,315	267,661	19,459

Cash and cash equivalents at end of period	248,746	98,315	267,661

Statement of changes in stockholders’ equity
(Numbers in NOK 1000)

								Minority	Total
		Attributable to parent company equity holders						interests	equity
			Share
		Share	premium	Transl.	Hedging	Retained
(NOK’000)	Note	capital	reserve	reserves	reserves	earnings	Total

Equity as at 31.12.2005		35,175	541,706	11,651	—	64,306	652,839	—	652,839

Profit (loss) for the period						115,080	115,080		115,080
Purchase/sale of own shares						1,648	1,648		1,648
Issue of share capital no. 1		2,648	124,475				127,124		127,124
Costs related to share issue no. 1			(846)				(846)		(846)
Issue of share capital no. 2		6,250	293,750				300,000		300,000
Costs related to share issue no. 2			(12,078)				(12,078)		(12,078)
Currency translation differences				(34,895)			(34,895)		(34,895)
Net gain on hedge of net investment					(6,934)		(6,934)		(6,934)

Equity as at 31.12.2006		44,074	947,008	(23,248)	(6,934)	181,033	1,141,934	—	1,141,934

Profit (loss) for the period						110,514	110,514	33	110,547
Minority interest							—	18,747	18,747
Dividends						(26,444)	(26,444)		(26,444)
Change of functional currency						(9,755)	(9,755)		(9,755)
Currency translation differences				(112,807)			(112,807)		(112,807)
Net gain on hedge of net investment					56,688		56,688		56,688

Equity as at 31.12.2007		44,074	947,008	(136,055)	49,754	255,348	1,160,130	18,780	1,178,910

Note 1 Corporate information
DeepOcean ASA is a public limited company registered in Norway. The company’s head office is located in Stoltenberggaten 1, 5504 Haugesund, Norway. The principal activities of the Company and its subsidiaries (the Group) are described in note 4.
The financial statements were approved by the board for publication on 26 March 2008.

Note 2 Summary of significant accounting policies
Statement of compliance
At December 31, 2007, the accounting standards and interpretations that have been adopted by the European Union were the same as International Financial Reporting Standards (including IASs and Interpretations) published by the IASB, with the exception of IAS 39, which was only partially adopted, but which has no impact on DeepOcean’s financial statements. As a result, the Group’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as published by the IASB (“IFRS”).
Basis of preparation
The financial statements have been prepared on the historical cost basis except for the revaluation of certain non-current assets and financial instruments. The principal accounting policies are set out below.
Standards and Interpretations effective in the current period
In the current year, the Group has adopted IFRS 7 Financial Instruments: Disclosures which is effective for annual reporting periods beginning on or after 1 January 2007, and the consequential amendments to IAS 1 Presentation of Financial Statements.
The impact of the adoption of IFRS 7 and the changes to IAS has been to expand the disclosures provided in these financial statements regarding the Group’s financial instruments and management of capital (see note 27).
Four Interpretations issued by the International Financial Reporting Interpretations Committee are effective for the current period. These are: IFRIC 7 Applying the Restatement Approach under IAS 29, Financial Reporting in Hyperinflationary Economies; IFRIC 8 Scope of IFRS 2; IFRIC 9 Reassessment of Embedded Derivatives; and IFRIC 10 Interim Financial Reporting and Impairment. The adoption of these Interpretations has not led to any changes in the Group’s accounting policies.
Consolidation
The consolidated financial statements incorporate the financial statements of DeepOcean ASA and its subsidiaries (the Group). The financial statements of subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting principles. The group accounts show the total profit & loss and financial position for DeepOcean ASA and its controlling interest as a whole. The consolidated accounts include entities where DeepOcean ASA has direct or indirect ownership of more than 50% of the voting shares, or otherwise has control. Subsidiaries are consolidated 100% on a line by line basis in the group accounts.
Subsidiaries are consolidated from the date on which control is transferred to the DeepOcean Group and cease to be consolidated from the date when control is no longer with the DeepOcean Group. Acquisitions of subsidiaries are accounted for using the purchase method. The cost of an acquisition is measured as the fair value of assets acquired, shares issued or liabilities undertaken at the date of the acquisition, in addition of cost directly attributable to the acquisition. Costs of issuing equity instruments to effect a business combination is accounted for as a reduction in the proceeds from the equity issue. Any excess cost of acquisition over the fair value of the net assets acquired measured at the date of change of control, will be recorded as goodwill. All transactions between entities in the group, receivables, liabilities and unrealized profits are eliminated. Minority interests in equity as well as net income is reported separately in the consolidated financial statements.
Investment in associates
Investments in associate companies are accounted for under the equity method of accounting. An associate company is an entity in which the group has significant influence but not control. The reporting dates of the associated companies and the group are identical and the reporting from associate companies is adjusted to comply with requirements in IFRS. Investments in associate companies are carried in the balance sheet at cost plus post-acquisitions changes in the group’s share of net assets of the associate, less any impairment in value. When the Group’s share of the loss exceeds the investment, the investment is carried at zero value. If the Group’s share of the loss exceeds the investment, this will be recognized to the extent that the Group has obligations to cover this loss.
Functional currency and Presentation currency
Items included in the financial statements for each of the DeepOcean Group’s entities are measured using the currency of the economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in Norwegian kroner, which is DeepOcean Group’s presentation currency. Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions are recognized in the income statement. During the year the functional currency for the operations related to MV Deep Endeavour has been changed from NOK to USD. This is due to the fact that the major part of revenues and expenses for these operations are nominated in USD.
The results and financial position of an entity whose functional currency differ from DeepOcean Group’s presentation currency, is translated into the presentation currency using the following procedures:
•	Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet date.

•	Income and expenses for each income statement is translated at the average exchange rates for the reporting period.

•	All resulting exchange differences are recognized as a separate component of equity. When subsidiaries are sold, the accumulated exchange differences relating to the subsidiary are taken to income.
Use of estimates
The preparation of financial statements in conformity with IFRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Although estimates are based on management’s best knowledge of current events and actions, actual results may ultimately differ from those estimates.
Segment information
A business segment is a group of assets and operations engaged in providing services or products that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing services or products within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments. The Group’s primary reporting format is business segment and its secondary format is geographical segment. The main business segments are Subsea Inspection, Maintenance and Repair (IMR), Survey and Construction Support and Trenching. The group’s geographical segment is determined by the different economic environments where services are provided.
Fixed assets
Vessels, property, plant and equipment acquired by the group companies are stated at historical cost. Depreciation is calculated on a straight-line basis or by the unit of production method. The carrying amount of fixed assets equals the historical cost less accumulated depreciation and any impairment charges. The depreciation charge reflects expected residual value. When an asset necessarily takes a substantial period of time to get ready for its intended use, financing costs directly attributable to the acquisition, construction or production of the assets are capitalized. Other borrowing costs are expensed.
Fixed assets are depreciated according to an individual assessment of useful life and expected residual value at the end of the useful life period. Specifically, depreciation is based on the following expected useful life period;
•	Vessels and ROV’s (Remote operated vehicles): 5-20 years

•	Equipment and Machinery: 3-5 years

•	Module Handling System: 15 years
Each part of a fixed asset that is significant to the total cost of the item shall be depreciated separately. Components with similar lifetime will be included in one component. The residual value and expected lifetime assumptions of long-life assets are reviewed at each balance sheet date, and where they differ significantly from previous estimates depreciation charges are changed accordingly. Significant mobilization cost for vessels is capitalized and depreciated over the charter period. The cost of periodic maintenance of vessels is capitalized and depreciated over the period until the next periodic maintenance. Fixed assets are reviewed for potential impairment whenever changes in circumstances or events indicate that the book value of assets may not be recoverable. For the purpose of assessing impairment, assets are grouped at the lowest level for which there is separately, identifiable and mainly independent cash inflows. An impairment amount is the amount by which the carrying amount of an asset exceeds its recoverable amount. The recoverable amount is the higher of its fair value less cost to sell and its fair value in use. The value in use is the present value of the future cash inflows expected to be derived from the asset.
Gains and losses on disposals are determined by comparing proceeds with carrying amount. Such gains and losses are included in the profit and loss statement.
Research and development
Expenses relating to research are recognised in the income statement when they are accrued.

Expenses relating to development are recognized in the income statement when they are incurred unless the following criteria are met in full:
•	the product or process is clearly defined and the cost elements can be identified and measured reliably;

•	the technical feasibility for the product has been demonstrated;

•	the product or process will be sold or used in the company’s operations;

•	the asset will generate future economic benefits; and

•	sufficient technical, financial and other resources for completing the project are present.
When all the above criteria are met, the costs relating to development start to be recognized in the balance sheet. Costs that have been charged as expenses in previous accounting periods are not recognized in the balance sheet. Recognized development costs are depreciated on a straight-line basis over the estimated useful life of the asset. The fair value of the development costs will be estimated when there is an indication of a fall in value or that the need for previous periods’ impairment losses no longer exists.
Intangible assets
Intangible assets are recognised in the balance sheet if it can be proven that there are probable future economic benefits that can be attributed to the asset that is owned by the company; and the asset’s cost price can be reliably estimated. Intangible assets are recognized at their cost price. Intangible assets with indefinite useful lives are not amortized, but impairment losses are recognized if the recoverable amount is less than the cost price. The recoverable amount is calculated each year or if there are any indications of a fall in value. Intangible assets with a finite useful life are amortized and any need for impairment losses to be recognized is considered. Depreciation is carried out using the straight-line method over the estimated useful life. The amortization estimate and method will be subject to an annual assessment based on the pattern of consumption of future economic benefits.
Goodwill
Excess value on the purchase of operations that cannot be allocated to the fair value of assets or liabilities on the acquisition date is classified in the balance sheet as goodwill. In the case of investments in associates, goodwill is included in the cost price of the investment.
The identifiable assets and liabilities on the transaction date are to be recognized at fair value on the transaction date. Any minority’s share of identifiable assets and liabilities is calculated on the basis of the minority’s share of the fair value of the identifiable assets and liabilities.
Should further information on assets and liabilities as at the transaction date come to light after the acquisition has taken place, the assessment of the fair value of assets and liabilities may be altered until the date when the first annual financial statements have been authorized for issue.
Goodwill is not amortized, but an assessment is made each year as to whether the carrying amount can be justified by future earnings. If there are indications of any need to recognize impairment losses relating to goodwill, an assessment will be made of whether the discounted cash flow relating to the goodwill exceeds the carrying amount of goodwill. If the discounted cash flow is less than the carrying amount, goodwill will be impaired to its fair value.
New building contracts
Installments on new building contracts are recorded in the balance sheet as current assets. Costs related to the on-site supervision and other pre-delivery construction costs are capitalized.
Leases
Leases of fixed assets, where the lease agreement transfers substantially all the risks and rewards incidental to ownership, are classified as finance leases. Finance leases are capitalized at the inception of the lease at the lower of the fair value of the leased property or the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges. The corresponding rental obligations net of finance charges are included in other long-term interest-bearing liabilities. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Fixed assets acquired under finance leases are depreciated over the shorter of the useful lifetime of the asset or the lease term. Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases net of any incentives received from the lessor are charged to the income statement on a straight-line basis over the period of the lease.
Trade and other receivables
Trade receivables are carried at their anticipated realizable value, which is the original invoice amount less an estimated valuation allowance for impairment of these receivables. A valuation allowance for impairment of trade receivables is made when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables.
Cash and cash equivalents
Cash and cash equivalents comprise cash on hand, deposits held at call with banks other short-term highly liquid investments with original maturities of three months or less. Bank overdrafts are included within borrowings in current liabilities on the balance sheet.
Treasury shares
The nominal value of any treasury shares held is deducted from registered share capital. Any differences between the nominal value and the acquisition price of treasury shares, together with any gains or losses on transactions therein, are recorded directly to reserves.
Interest-bearing loans and borrowings
All loans and borrowings are initially recognized at cost being the fair value of the consideration received net of issue costs associated with the borrowing. After initial recognition interest-bearing loans and borrowings are subsequently measured at amortized cost using the effective interest method. Thus, any difference between proceeds (net of transaction costs) and the redemption value is recognized on the income statement over the period of borrowings using the effective interest method. Amortized cost is calculated by taking into account any issue costs, and any discount or premium on settlement. Gains and losses are recognized in net profit or loss when the liabilities are derecognized or impaired, as well through the amortization process.
Provisions
Provisions are recognized when the Group has a present legal or constructive obligation as a result of past events, and it is more likely than not that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated.
Restructuring provisions only include direct expenses linked to the actual restructuring that is necessary and which is not part of the day-to-day operations. Restructuring provisions are recognized when the company has a detailed restructuring plan in which the business area is identified; the premises and type of departments that will be affected, the number of employees who will be compensated for dismissal, the type of expenses that will be incurred and when the restructuring is to begin have been clarified; and the restructuring plan has been communicated to those who will be affected by it. Gains from expected sales of assets are not taken into account when assessing the need for provisions. Non-current assets intended for sale are to be valued at the lower of their carrying amount and fair value (fair value less costs to sell).
Income taxes
The tax expense consists of the tax payable and changes to deferred tax. Deferred income tax is provided, using the liability method, on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred income tax assets are recognized for all deductible temporary differences, carry-forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry-forward of unused tax assets and unused tax losses can be utilized. The carrying amount of deferred income tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Expected utilization of tax losses are not discounted when calculating the deferred tax asset.
First-time Adoption of International Financial Reporting Standards
The principles and policies as set out by IFRS were, for the first time, consistently applied to FY 2004.
DeepOcean applied the following voluntary exemptions in IFRS 1:
No retrospective application of IFRS 3 Business Combinations to previous acquisitions, mergers or demergers
Cumulative translation differences related to consolidation of foreign subsidiaries were deemed to be zero as at 1 January 2004, and were included in the accounting line retained earnings.
All cumulative unrecognised actuarial gains or losses on defined benefit plans were recognised in the opening balance sheet at the date of transition (1 January 2004).
Further, DeepOcean has taken advantage of the transitional provisions of IFRS 2 in respect of equity-settled awards and has applied IFRS 2 only to equity-settled awards granted after 7 November 2002 that had not been vested on or before 1 January 2005.

Pension obligations
The Group has defined benefit plans for seamen and administrative personnel. The liability of the defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date minus the fair value of plan assets, together with adjustments for actuarial gains/losses and past service cost. The defined benefit obligation is calculated by independent actuaries using the projected unit credit method and is measured as the present value of the estimated future cash outflows using interest rates of government securities that have terms to maturity approximating the terms of the related liability. The cost of providing pensions is charged to the income statement so as to spread the regular cost over the service lives of the employees. Actuarial gains and losses are recognized as income or expense when the net cumulative unrecognized actuarial gains and losses for each individual plan at the end of the previous reporting year exceed 10% of the higher of the defined benefit obligation and the fair value of plan assets at that date. These gains or losses are recognised over the expected average remaining service lives of the employees participating in the plans.
Share-based payment
IFRS 2 Share-based Payment requires an expense to be recognized where the Group buys goods or services in exchange for shares or rights over shares (equity-settled transactions), or in exchange for other assets equivalent in value to a given number of shares or rights over shares (cash-settled transactions). IFRS 2 is mandatory for accounting years beginning on or after 1 January 2005. The Group has taken advantage of the transitional provisions of IFRS 2 in respect of equity-settled awards and has not applied IFRS 2 to equity-settled awards granted prior to 7 November 2002. Payments made to employees due to cancellation of such grants are accounted for as a repurchase of equity instruments, i.e. as a deduction from equity.
Revenue recognition
Revenue comprises the fair value for the sale of goods and services, net of value-added tax, rebates and discounts and after eliminated sales within the DeepOcean Group. Revenue is recognized as follows.
Revenue related to time-charter contracts is recognized on a straight-line basis apportioned according to number of days each contract lasts before and after the end of the accounting period. Costs are expensed in the same period as related income.
Service revenue, derived from the hiring of equipment and operators to provide subsea services to our customers, consists primarily of revenue derived from billings that provide for a specific time for operators, material and equipment charges, which accrue daily and are billed periodically for the delivery for subsea services over a contractual term. Service revenue is generally recognized when a signed contract or other persuasive evidence of an arrangement exists, the service has been provided, the fee is fixed or determinable and collection of resulting receivables is reasonably assured.
When the outcome of a construction contract can be estimated reliably, contract revenue and contract costs associated with the construction contract is recognized as revenue and expenses respectively by reference to the stage of completion of the contract activity at the balance sheet date. An expected loss on the construction contract is recognized as an expense immediately. Depending on the nature of the contract, the stage of completion of a contract is determined based on either
(a)	the proportion that contract costs incurred for work performed to date bear to the estimated total contract costs;

(b)	surveys of work performed; or

(c)	completion of a physical proportion of the contract work
Dividends
Dividends are recognized when the shareholder’s right to receive the payments is established which generally takes place upon approval by the shareholders General meeting.
Government grants
Subsidies from the authorities are not recognized until it is reasonably certain that the company will meet the conditions stipulated in connection with the receipt of the subsidies and that the subsidies will be granted. The recognition of subsidies is postponed and amortized over the period that the costs relating to that which the subsidies are intended for are incurred. Subsidies are recognzed as deductions from the cost that the subsidy is meant to cover. Subsidies received to buy non-current assets are capitalized.
Financial instruments
The Group uses derivative financial instruments (such as foreign currency contracts) to hedge its risk associated with fluctuations in foreign currency exchange rates. Derivative financial instruments are recorded at fair value on the date a derivative contract is entered into, and are subsequently re-measured at their fair value. The method of recognizing the resulting gain or loss depends on whether the derivative is designated as a hedging instrument in accordance with the requirements set out by IAS 39, and if so, the nature of the item being hedged.
For the purpose of hedge accounting, hedges are classified as either fair value hedges when they are hedging the exposure to changes in the fair value of a recognized asset or liability; or as cash flow hedges when they are hedging exposure to variability in cash flows that is either attributable to a particular risk associated with a recognized asset or liability or a forecasted transaction.
In relation to fair value hedges that meet the conditions for special hedge accounting, any gain or loss from re-measuring the hedging instrument at fair value is recognized immediately in the income statement. Any gain or loss on the hedged item attributable to the hedged risk is adjusted against the carrying amount of the hedged item and recognized in the income statement.

In relation to cash flow hedges that meet the conditions for hedge accounting, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognized directly in equity and the ineffective portion is recognised in net profit or loss.
When the hedged firm commitment results in the recognition of an asset or a liability then, at the time the asset or liability is recognized the associated gains or losses that had previously been recognised in equity are included in the initial measurement of the acquisition cost or other carrying amount of the asset or liability. For all other cash flow hedge the gains or losses that are recognized in equity are transferred to the income statement in the same period in which the hedged firm commitment affects the net profit and loss, for example when the future sale actually occurs.
For derivatives that do not qualify for hedge accounting any gains or losses arising from changes in fair value are taken directly to net profit or loss for the year.
Hedge accounting is discontinued when the hedging instrument expires or is sold, terminated or exercised, or no longer qualities for hedge accounting. At that point in time, any cumulative gains or losses on the hedging instrument recognized in equity is kept in equity until the forecasted transaction occurs. If a hedged transaction is no longer expected to occur, the net cumulative gain or loss recognized in equity is transferred to net profit or loss for the year.
Related party transactions
All transactions, agreements and business activities with related parties are negotiated on arm’s length basis in a manner similar to transactions with third parties.
Events after the balance sheet date
New information on the company’s positions at the balance sheet date is taken into account in the annual financial statements. Events after the balance sheet date that do not affect the company’s position at the balance sheet date but which will affect the company’s position in the future are disclosed if significant.
Earnings per share
The calculation of basic and diluted earnings per share is based on the majority’s share of result using the weighted average number of shares outstanding during the year after deduction of the average number of treasury shares held over the period.
Cash Flow
The Group applies the indirect method. Investment in shares and other liquid assets with maturity over three months are not included under cash equivalents.
Early adoption of Standards and Interpretations
In addition, the Group has elected to adopt the following in advance of their effective dates:
*	IAS 23 (Revised) Borrowing Costs (effective for accounting periods beginning on or after 1 January 2009);

*	IFRIC 13 Customer Loyalty Programmes (effective for accounting periods beginning on or after 1 July 2008).
The revisions to IAS 23 have had no impact on the Group’s accounting policies. The principal change to the Standard, which was to eliminate the previously available option to expense all borrowing costs when incurred, has no impact on these financial statements because it has always been the Group’s accounting policy to capitalize borrowing costs incurred on qualifying assets.

Adaption of IFRIC 13 have had no impact on the Group’s accounting policies
Standards and Interpretation in issue not yet adopted
At the date of authorization of these financial statements, other than the Standards and Interpretations adopted by the Group in advance of their effective dates (as described above) the following Standards and Interpretations were in issued but not yet effective:
*   IFRS 8 Operating Segments (effective for accounting periods beginning on or after 1 January 2009)
*   IFRIC 11 IFRS 2: Group and Treasury Share Transactions (effective 1 March 2007);
*   IFRIC 12 Service Concession Arrangements (effective 1 January 2008); and
*   IFRIC 14 IAS 19 — The limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction (effective 1 January 2008).
The directors anticipate that all of the above Interpretations will be adopted in the Group’s financial statements for the period commencing 1 January 2008 and that the adoption of those Interpretations will have no material impact on the financial statements of the Group in the period of initial application.

Note 3: Estimates and judgements
In the application of the Group’s accounting policies, which are described in note 2, the directors are rquired to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
Impairment of goodwill
Determining whether goodwill is impaired requires an estimation of the value in use of the cash-generating units to which goodwill has been allocated. The value in use calculation requires the entity to estimate the future cash flows expected to arise from the cash-generating unit and a suitable discount rate in order to calculate present value.
Pension benefit/liability
The present value of the pension obligations depends on a number of factors that are determined on an actuarial basis using a number of assumptions. The assumptions are based in part on current market condition. Any changes in these assumptions will impact the calculated pension obligations. The present value of the pension obligations are in particular sensitive to changes in the discount rate used in the calculations. See note 21 for further information about assumptions used in the calculations of pension benefit/liabilities.
ROVs, vessel and customer relationship
The carrying amounts of ROVs, vessels and customer relationship are calculated based on estimated residual economic useful life of the assets and residual value. Any changes to these estimates may cause changes in the carrying amount. The estimates are set in accordance with prior experience and knowledge.
Expenses related to docking is capitalized and depreciated linearly over the period until the next docking. The date of the next docking is an estimate based on prior experience and knowledge.

Note 4: Segment Information
A business segment is a group of assets and operations engaged in providing services or products that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing services or products within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments. The Group’s primary reporting format is business segment and its secondary format is geographical segment.
Business segments
DeepOcean ASA is divided into the following business segments:
a.	Subsea Inspection, Maintenance and Repair (IMR)

b.	Survey and Construction Support

c.	Trenching and subsea cable installation
IMR segment:
The IMR segment mainly deals with change-out of subsea components on subsea modules for oil and gas production and maintenance of existing structures. In addition, visual inspection to determine damages or fault to existing structures is part of the scope. The tools and equipment are tailor made for this activity and require skilled personnel. DeepOcean has invested in such equipment and personnel to be able to serve the growing subsea IMR market. Decommissioning is also included in the IMR segment.
Survey and Construction support segment:
The Survey and Construction support segment is based on delivering detailed seabed soil and bathymetry data to oil and construction companies, enabling them to perform detailed engineering for template, platform installations, pipeline routes etc. In addition, visual inspection to oil and gas pipelines is a significant part of the scope in this segment.
From first quarter 2008, reporting of this segment will be included in the IMR segment values.
Trenching and subsea cable installation
The marine trenching service plays a key enabling role in the construction and maintenance of offshore (subsea) oil and gas production facilities, electricity transmission systems and intercontinental and regional telecommunications systems. Cable installation is directly related to, and in a large part interdependant with trenching. In general, trenching is performed to provide protection (from extreme weather events and external aggression), flow assurance and thermal insulation, providing revenue protection and continuity of supply to the operators.
The major methods for product burial are jetting, mechanical cutting and ploughing. Many cables are required to be simultaneously installed and buried, but in other cases (umbilicals and power cables), there are strong economic and quality benefits of performing installation and burial from the same spread.
The vessel fleet provides multi-functional capability, supporting both trenching and installation services.
From 1 January 2007 the cost distribution of “unallocated cost” ha been changed, the main change is that the different segments have been allocated to G&A cost. 1 January 2006 and 1 January 2005 are updated accordingly.
Fixed assets previously in the Survey/Construction support segment are reallocated to the IMR segment. Vessels owned by the group are reallocated from Other to IMR segment, in which the vessels are utilized.
Geographical segments
The Group’s activities are divided among the following regions: Europe, Mexico, Africa and other.
There has been intersegment sale at the value of KNOK 90,173

Segment data

NOK ’000	Survey/Construction Support			IMR			Trenching			Elimination			Total operations
Business segment	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005
Revenue
Revenues from external customers:	322,994	434,777	309,366	999,495	793,542	239,762	615,585	251,286	—				1,938,074	1,479,605	549,128
Internal intersegment transactions	5,837	3,130	—	36,778	—	—	47,558	—	—	(90,173)	(3,130)	—	—	—	—
Total revenues	328,831	437,907	309,366	1,036,273	793,542	239,762	663,143	251,286	—	(90,173)	(3,130)	—	1,938,074	1,479,605	549,128

Segment profits (losses)	32,945	49,847	30,511	156,776	98,237	32,112	25,227	34,148					214,948	182,232	62,623
Operating profit (loss)			—			—							214,948	182,232	62,623
Net financing expenses			—			—							(89,796)	(20,145)	3,086
Income from associates			—			—							—	—	—
Tax expenses			—			—							(14,605)	(47,007)	(18,296)
Gain/loss on sale of discontinued operations			—			—							—	—	—

Profit (loss) for the year			—			—							110,547	115,080	47,356

Segment Assets	117,827	90,410	25,679	2,066,372	2,088,199	930,208	951,869	528,064					3,136,068	2,706,673	955,887
Investments in associates			—			—							—	—	—
Total assets	117,827	90,410	25,679	2,066,372	2,088,199	930,208	951,869	528,064					3,136,068	2,706,673	955,887

NOK ’000	Survey/Construction Support			IMR			Trenching			Elimination			Total operations
	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005

Segment liability	39,748	29,500	2,737	1,567,692	1,115,202	301,050	360,708	420,032		(10,991)			1,957,157	1,564,734	303,787
Total debt			—			—							1,957,157	1,564,734	303,787
Capital expenditure	—	5,469	1,645	495,017	621,517	44,602	68,472	6,159					563,489	633,145	46,246
Depreciation per segment	—	6,883	5,647	123,934	64,880	23,748	64,975	14,684					188,909	86,448	29,395
Impairment losses	—	—	—	—	—	—	—	—					—	—	—

NOK ’000	Europe			Mexico			Africa			Other			Total operations
	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005
Geographical segment
Revenue from external customers	1,276,727	1,097,415	389,591	365,563	368,023	159,537	131,299			164,485	14,168	—	1,938,074	1,479,605	549,128
Segment assets	1,921,959	1,689,532	570,709	1,123,975	980,411	385,178	35,167			54,967	36,730	—	3,136,068	2,706,674	955,887
Capital expenditure	206,392	152,508	46,247	356,311	480,638	—	—			786	—	—	563,489	633,145	46,247

Note 5: Changes in the Group’s structure
There are no significant change in the Group’s structure in year 2007.
For change in previous year see below.
Acquisitions:
On 1 October 2006, DeepOcean ASA acquired 100 percent of the issued share capital of CTC Marine Projects Ltd. Consideration for the purchase was 6,120,826 shares in DeepOcean ASA and a cash payment of GBP 33,750,106. The fair value of the consideration shares was estimated to NOK 146,899,824, which was based on the closing price of DeepOcean ASA shares 29 September 2006. In addition, the consideration includes deferred payments of GBP 10,000,000 and GBP 4,249,894, which are contingent on EBITDA performance in CTC Marine Projects Ltd. for the 12 months periods ending 31 March 2007 and 31 March 2008 accordingly. As the first deferred payment of GBP 10,000,000 is probable to be made, it has been recorded. Accordingly, the total purchase price per 31 December 2006 is GBP 56,198,082, including GBP 510,724 in purchase costs. The transaction has been accounted for by the purchase method of accounting. The accounts of CTC Marine Projects Ltd. and its subsidiary have been consolidated in the accounts of DeepOcean ASA from 1 October 2006.
The net assets acquired in the transaction, and the goodwill arising, are as follows:

	Acquiree’s carrying
	amount before	Fair value
	combination	adjustment	Fair value
	GBP ’000	GBP ’000	GBP ’000
Net assets acquired:

Property, plant and equipment	22,841	—	22,841
Customer relationship	—	5,500	5,500
Deferred tax asset	—	—	—
Other intangible assets	—	—	—
Trade receivables	16,492	—	16,492
Other current assets	2,756	—	2,756
Bank and cash balances	448	—	448
Long term borrowings	(6,057)	—	(6,057)
Deferred tax	(932)	(1,278)	(2,210)
Long term provisions	—	—	—
Trade and other payables	(8,276)	—	(8,276)
Short-term borrowings	(5,141)	—	(5,141)
Current portion of long-term borrowings	(4,406)	—	(4,406)
Other short term liabilities	(8,790)	(936)	(9,726)

	8,935	3,286	12,221

Goodwill			43,977

Total consideration			56,198

Net cash outflow arising on acquisition:

Cash consideration paid (GBP1,000)			(33,750)
Cash and cash equivalents acquired (NOK 1,000)			448

Net increase/(decrease) in cash			(33,302)

The goodwill arising on the acquisition of CTC Marine Projects Ltd. is attributable to the anticipated profitability of the market position, the organization and the future operating synergies from the combination.
CTC Marine Projects Ltd. and its subsidiary contributed NOK 251.3 million and NOK 30.8 million to the Group’s revenue and profit before tax respectively for the period between the date of acquisition and the balance sheet date.
If the acquisition had been completed on 1 January 2006, total group revenue for the period would have been NOK 1,969.9 million, and profit for the year would have been NOK 109.4 million. See note 32 for further information about proforma figures.

Note 6: Investments in associates
DeepOcean ASA had investments in the following associate in 2007:
(NOK 1000)

				Carrying	Share of	Carrying
			Ownership	amount	profit	amount
Entity	Country	Industry	interest	31.12.06	(loss) 2007	31.12.07
Subseasenteret Haugesund AS	Norway	Logistics	50.0%	—	0	56

Note 7: Net financial expenses

	2007	2006	2005

Interest income	2,721	5,944	5,376
Income from investments	—	—	(57)
Currency gain	14,265	12,595	11,503

Total financial income	16,985	18,539	16,822

Gains (losses) on derivatives	—	—	(209)
Currency loss	(20,365)	(18,266)	(6,345)
Interest costs on loans	(80,844)	(16,879)	(5,745)
Interest costs on finance leases	(4,444)	(1,368)	(1,086)
Other financial expenses	(1,129)	(2,171)	(409)

Total financial expenses	(106,782)	(38,684)	(13,793)

Net financial expenses	(89,796)	(20,145)	3,029

Note 8: Tax
Tax expense:

	2007	2006	2005
Tax payable	26,992	12,481	14,533
Changes in deferred tax	(12,387)	34,528	3,763

Income tax expense	14,605	47,008	18,296

	2007	2006	2005
Tax payable for the year	26,992	12,481	14,533
Over/Under acctual in previous years	(1,469)	(25)
Prepaid tax		(671)
Foreign currency effect		(368)
Current tax liability in subsidiaries at the date of aquisition		393	3,737

Current tax payable	25,523	11,810	18,270

A reconciliation of the effective rate of tax and the statutory tax rate:	28%	28%

	2007	2006	2005
Pre-tax profit	125,152	162,087	65,652

Tax at the domestic statutory tax rate of 28%	35,043	45,384	18,383

Tax effect of expenses that are not deductible for tax purposes	743	2,782	37
Tax effect of non-taxable R&D government grants and non-taxable revenue	(202)	(202)	(345)
Effect of different tax rates applicable to profit subject to tonnage taxation	(20,039)	0
Tax related to transition to tonnage taxation	1,620	0
Unrecognized carried forward losses	(2,013)	0
Effect of different tax rates applicable to profit subject to taxation in other tax jurisdictions	(547)	(957)	222

Income tax expense	14,605	47,008	18,296

Effective tax rate:	11.7%	29.0%	27.9%

Income tax expense reported in consolidated income statement	14,605	47,008	18,296
Income attributable to discontinued operation

Income tax expense	14,605	47,008	18,296
Deferred tax and deferred tax assets:

	Consolidated balance sheet			Consolidated income statement
	2007	2006	2005	2007	2006	2005
Deferred tax assets
Pensions				(206)	(242)	353
Tax credit carried forward			0			0
Tax loss carried forward			(3,378)			0

Deferred tax assets — gross	0	0	(3,279)	(206)	(242)	353

Deferred tax liabilities
Property, plant and equipment	58,106	102,020	40,695	(38,621)	(13,028)	6,855
Current assets	(525)	(1,391)	(193)	870	368	(596)
Long term liabilities	1,602	(451)	100	1,857	411	0
Other	0	4,039	5,055	(982)	10	(2,849)

Deferred tax liabilities — gross	59,183	104,218	45,557	(36,876)	(12,239)	3,410

Net recognized / change in net recognised deferred tax liabilities	59,183	104,218	42,278	(37,082)	(12,481)	3,763

Note 9: Earnings per share
The basic and diluted earnings per share are calculated as the ratio of the profit for the year that is due to the ordinary shareholders divided by the weighted average number of ordinary shares outstanding in the period.

Note 10: Wage costs and number of employees

	2007	2006	2005

Wages	382,663	208,112	79,241
Social security tax	42,256	24,771	12,734
Pension costs defined benefit plans	12,687	3,918	2,369
Pension costs defined contribution plans	4,749	1,295	414
Seaman’s Pension Fund	4,317	3,271	1,518
Other social costs	22,051	12,482	3,315

Total wage costs	468,723	253,849	99,591

Number of man-years employed:	660	336
Number of employees at year end:	707	530

	2007	2006

Europe	589	453
Central America	113	75
South East Asia	5	2

Total	707	530

Remuneration to directors
2007

NOK	Fees	Pension	Other remuneration	Total

Rune Lande (Chairman of the board) 1)	104,165	—	—	104,165
Johan Rokstad (Chairman of the board) 1)	219,375	—	—	219,375
Oscar Vazquez Senties (Vice-chairman of the board)	170,000	—	—	170,000
Charles Tompkins (Member of the board) 3)	135,000	—	2,509,664	2,644,664
Toril Eidesvik (Member of the board)	135,000	—	—	135,000
Thorhild Widvey (Member of the board)	135,000	—	—	135,000
Mads Bårdsen (Member of the board) 2)	67,500	161,090	1,212,745	1,441,335
Dag Tore Klepsvik (Member of the board) 2)	67,500	68,524	1,086,445	1,222,469

Total remuneration to board of directors	1,033,540	229,614	4,808,854	6,072,008

1)	Johan Rokstad replaced Rune Lande as Chairman of the Board in May 2007

2)	Change in July 2007

3)	Active Chairman of the Board in CTC Marine Projects Ltd.
Remuneration to the chairman of the nomination committee, Håkon W. Andersen, was NOK 16,500 in 2007.
2006

	Fees	Pension	Other rem-uneration	Total

Rune Lande (Chairman of the board)	250,000		34,077	284,077
Oscar Vazquez Senties (Vice-chairman of the board)	150,000			150,000
Charles Tompkins (Member of the board)	31,250	—	1,007,603	1,038,853
Johan Rokstad (Member of the board)	125,000		20,290	145,290
Toril Eidesvik (Member of the board)	125,000			125,000
Thorhild Widvey (Member of the board)	125,000			125,000
Mads Bårdsen (Member of the board)	125,000	168,030	827,521	1,120,551

Total remuneration to board of directors	931,250	168,030	1,889,491	2,988,770

Remuneration to the chairman of the nomination committee, Håkon W. Andersen, was NOK 15,000 in 2006.

Remuneration to executive management

NOK	Wages	Pension	Other rem-uneration	Total

Chief Executive Officer	1,256,627	516,914	162,970	1,936,511
Other executive management	4,087,202	1,386,281	672,341	6,145,824

The board of directors has developed a statement of executive management remuneration, in accordance with Lovom Allmennaksjeselskaper § 6-16a. According to the statement, remuneration of executive management will be based on the general compesation level in the industry, they will receive bonuses and pension benefits on the same basis as other employees in the company, and it is established a Management Bonus Program for key managers in addition.
No share based award has been granted to employees or non-employees.
Audit fees
Fees for statutory audit for the whole DeepOcean Group amounted to NOK 1,823,458 in 2007 and fees for other services amounted to NOK 681,525. The amounts are exclusive VAT.

Note 11: Depreciation, amortization and impairment

	2007	2006	2005
Depreciation and amortisation:
Property, plant and equipment	178,162	76,324	27,393
Intangible assets	10,746	10,124	2,004

Total depreciation and amortisation	188,909	86,448	29,396

Impairment:
Property, plant and equipment	—	—	—
Goodwill	—	—	—
Other intangible assets	—	—	—

Total depreciation and amortisation	—	—	—

Total depreciation, amortisation and impairment	188,909	86,448	29,396

Note 12: Property, plant and equipment

		Computers,
	Machinery	fixtures	Vessel and
	and equipment	and vehicles	docking	2007 total	2006 total	2005 total

Acquisition cost
1 January 2007	785,024	31,321	765,204	1,581,549	528,484	144,222
Acquisition of subsidiaries	—	—	—	—	445,859	326,030
Additions	192,705	7,888	253,004	453,596	625,026	21,019
Under constructions	79,962	—	—	79,962	21,567	22,269
Disposals	(502)	(3,221)	299	(3,425)	(13,179)	—
Reclassifications	—	—	—	—	—	(958)
Exchange differences	(54,484)	(3,097)	(89,909)	(147,490)	(26,208)	12,167

31 December 2007	1,002,705	32,890	928,598	1,964,192	1,581,549	524,749

Accumulated depreciation and impairment of losses
1 January 2007	(281,966)	(15,457)	(117,456)	(414,879)	(174,221)	(42,680)
Acquisition of subsidiaries			—	—	(180,332)	(100,078)
Depreciation	(99,056)	(7,146)	(71,925)	(178,127)	(83,794)	(27,393)
Impairment losses				—	—	—
Disposals	—	2,227	35,307	37,534	8,630	—
Reclassifications	—	—	—	—	—	—
Exchange differences	27,003	1,661	20,348	49,012	14,837	(4,070)

31 December 2007	(354,019)	(18,715)	(133,727)	(506,460)	(414,879)	(174,221)

Carrying amount	648,686	14,176	794,871	1,457,732	1,166,670	350,529

Note 13: Intangible assets
Internally developed intangible assets:

		Designs and
	Project costs	prototypes	Total 2007	Total 2006	Total 2005

Cost price
Opening balance 1 January 2007	14,492	3,735	18,227	19,417	—
Additions	—	—	—	—	3,735
Acquisition of subsidiaries	—	—	—	—	15,111
Foreign currency effects	(1,956)	—	(1,956)	(1,190)	572

31 December, 2007	12,537	3,735	16,271	18,227	19,417

Accumulated depreciation and impairment losses
Opening balance 1 January 2007	(12,441)	(3,735)	(16,176)	(11,616)	—
Depreciation	(1,599)		(1,599)	(5,484)	(746)
Acquisition of subsidiaries			—	—	(4,236)
Foreign currency effects	1,803		1,803	924	(184)

31 December 2007	(12,238)	(3,735)	(15,973)	(16,175)	(5,166)

Net carrying amount	299	—	299	2,052	14,251

(1)	The carrying amount of project costs includes expenses incurred in connection with the start up of M/V Arbol Grande and mobilization of various trenching equipment. The project costs are depreciated over a period of 5 years.
DeepOcean Group has the following intangible assets (including internally developed intangible assets as specified above):

		Designs and	Customer
NOK (’000)	Project costs	prototypes	relationships	Goodwill	Total 2007	Total 2006	Total 2005

Cost price
Opening balance 1 January 2007	14,492	3,735	96,246	692,726	807,199	216,348	—
Additions	—	—	—	7,631	7,631	—	3,735
Acquisition of subsidiaries	—	—	—	—	—	590,942	204,864
Foreign currency effects	(1,956)	—	(11,902)	(84,794)	(98,652)	(90)	7,749

31 December 2007	12,537	3,735	84,345	615,562	716,178	807,199	216,348

Accumulated depreciation and impairment losses

Opening balance 1 January 2007	(12,441)	(3,735)	(5,763)	—	(21,939)	(12,913)	—
Depreciation	(1,599)	—	(9,147)	—	(10,746)	(10,124)	(2,004)
Acquisition of subsidiaries	—	—	—	—	—	—	(10,451)
Foreign currency effects	1,803	—	1,463	—	3,266	1,098	(458)

31 December 2007	(12,238)	(3,735)	(13,447)	—	(29,420)	(21,938)	(12,913)

Net carrying amount	299	—	70,898	615,562	686,759	785,261	203,435

(1)	Customer relationships is related to the value of DeepOcean Maritime AS’ (acquired in 2005) and CTC Marine Projects Ltd’ (acquired in 2006) relationships to customers. The customer relationships are depreciated in a straight line over 10 years.

(2)	Goodwill is related to the acquisition of DeepOcean Maritime AS in 2005 and CTC Marine Projects Ltd in 2006. Goodwill related to the acquisition of DeepOcean Maritime AS represents mainly its market position and expected synergies of the combination. Goodwill related to the acquisition of CTC Marine Projects Ltd represents mainly its organization, market position and expected synergies of the combination
The Group tests impairment annually, or more frequent if there are indications that goodwill might be impaired.
Goodwill acquired in a business combination is allocated, at aquisition, to the cash generating units that are expected to benefit from that business combination. The carrying amount of goodwill is allocated as follows:

	2007	2006	2005

IMR/survey operations in Gulf of Mexico	106,032	122,573	132,637
IMR/survey operations in the North Sea	26,508	30,643	33,159
Trenching operations globally	483,022	539,510

	615,562	692,726	165,796

Note 14: Financial Investments

	Carrying amount			Fair value
	2007	2006	2005	2007	2006	2005
Available-for-sale investments
Shares — unlisted	500		1,392	500	—	1,392
Convertible loan			262	—	—	262
Currency forward contracts	11,350			11,350
Pension assets (See note 21)	2,141	3,168	—	N/A	3,168	—

Total financial investments	13,991	3,168	1,654	11,850	3,168	1,654

Note 15: Trade accounts receivable

	2007	2006	2005
Trade receivables	420,155	497,543	108,750
Doubtful receivables	(865)	(30,574)	(2,753)

Trade accounts receivable	419,290	466,969	105,997

Total trade receivables as of December 31st were KNOK 419,290.
Of this KNOK 112,030 is a receivable from Diavaz (a related party of DeepOcean), whereof KNOK 83,327 is overdue.
The reason for the delayed payments is explained by Diavaz as significant increases in change orders from their customer Pemex, combined with a change and corresponding increase in documentation and approval procedues. Diavaz does not dispute the receivables.

Note 16: Other current assets

	2007	2006	2005
Receivables	61,822	6,018	1,531
Insurance claim	7,588	7,352	—
Tax and VAT receivables	15,754	19,801	8,811
Pre-paid costs	62,690	20,254	4,476
Accrued revenue	157,557	130,410	11,393
Other current assets	4,140	2,454	—

Total other current assets	309,550	186,288	26,210

Note 17: Cash and cash equivalents

	2007	2006	2005
Cash at the bank and in hand	248,746	98,315	267,661
Short-term bank deposits	—	—	—

Cash and cash equivalents in the balance sheet	248,746	98,315	267,661

Overdraft facility (classified as a current liability)	(67,292)	(76,368)	—

Net cash and cash equivalents including overdraft facility	181,453	21,946	267,661

The Group had unused credit facilities of MNOK 222.7 as of 31 December 2007 (2006: MNOK 112.0).
There are no restrictions on the use of these funds.

Note 18: Construction contracts
The group had contracts crossing the year end where revenue was recognised on a percentage completion basis.
Recognized and included in the financial statements:

	2007	2006	2005
From customers under construction contracts	85,248	9,692	—

Note 19: Government grants
The group has carried out the following “SkatteFunn” projects.
1.	Integration of Module Handling System and ROV-system into vessel structure and super structure to improve operations in arctic conditions.
“SkatteFunn” is accounted for as cost reduction when expensed, and as a reduction of the asset when capitalized. “SkatteFunn” in 2007 is NOK 720,000.
Approved projects are reported to the government in accordance with the existing regulations. Payment is expected to be received at the end of 2008.

Note 20: Share capital and premium
The Company has one class of ordinary shares which carry no right to fixed income. Share capital per 31 December 2007 is NOK 44,073,546.5, consisting of 88,147,093 shares at NOK 0.50.

	No. of shares		Share capital		Premium
	(’000)		(’000)		(’000)
	2007	2006	2007	2006	2007	2006
Ordinary shares
Issued and paid-up 1 January	88,147	70,350	44,074	35,175	405,302	541,706

Write down of premium fund					(405,302)	(541,706)
Issued share capital as consideration for the purchase of CTC Marine Projects Ltd.		5,297		2,648		123,630
Issued share capital in private placements		12,500		6,250		281,672

31 December	88,147	88,147	44,074	44,074	0	405,302

DeepOcean ASA was listed on the Oslo Stock Exchange on 7 December 2005. The share price per 31 December 2007 was NOK 28.
DeepOcean ASA’s 20 largest shareholders per 31 December 2007 is shown below.

Shareholder	Shares	Percentage

DOF ASA	34,585,000	39.24
WEST SUPPLY IV AS	15,045,000	17.07
SKAGEN VEKST	4,250,000	4.82
NORDEA SECURITIES AB	4,050,000	4.59
AKER CAPITAL AS	4,050,000	4.59
FORENEDE INDUSTRIER A/S (FORINA)	1,950,000	2.21
JOSO INVEST AS	1,867,776	2.12
STOREBRAND LIVSFORSIKRING AS	1,655,775	1.88
ORKLA ASA	1,600,000	1.82
RBC DEXIA INVESTOR SERVICES BANK	1,351,000	1.53
FRANK MOHN A/S	1,200,000	1.36
TEM INVEST AS	1,038,000	1.18
CITIBANK N.A. LONDON	1,002,521	1.14
BANK OF NEW YORK, BRUSSELS BRANCH	873,700	0.99
EUROCLEAR BANK S.A./N.V. (‘BA’)	837,889	0.95
ARCTIC SECURITIES ASA	822,000	0.93
SOLSTAD REDERI	800,000	0.91
CREDIT SUISSE SECURITIES	662,496	0.75
JPMORGAN CHASE BANK	600,000	0.68
CITIBANK N.A.	517,909	0.59

Total 20 largest shareholders	78,759,066	89.35
Other shareholders	9,388,027	10.65

Total	88,147,093	100.00

Note 21: Pensions and other long-term employee benefits
Defined benefit pensions
The Norwegian companies in the DeepOcean Group are obliged to have occupational pension schemes in accordance with the act relating to mandatory occupational pension. The companies comply with the act. In addition to the seaman’s pension plan, all employees of DeepOcean ASA and DeepOcean Management AS are covered by two defined benefit pension plans. The main conditions for the two pension plans are as follows:

	Plan 1	Plan 2
Employees:	Onshore	Offshore
Pension age:	67 years	60 years
Pension:	70% of final salary	60% of final salary*
Accrual period:	30 years	360 offsh. months
Members 31.12.07:	72	169

*	The pension is reduced with the seaman’s pension.
The commitment is calculated using straight-line accrual. Unrealized gains and losses resulting from changes in actuarial assumptions are expensed.
The year’s pension costs for the two plans are calculated as follows:

	2007	2006	2005
Present value of the year’s pension accruals	11,333,843	3,538,680	2,779,460
Interest cost on accrued pension liabilities	1,531,672	717,058	469,162
Estimated yield on pension assets	(1,146,076)	(653,481)	(545,365)
Actuarial gains/losses recognised in the income statement	690,865	105,529	—
Past service cost	276,843	210,009	230,949

Total	12,687,146	3,917,795	2,934,206

Actual yield on the pension assets
Pension liabilities and pension assets:

	2007	2006	2005
Present value of accrued secured liabilities	45,443,152	35,494,649	13,674,441
Fair value of pension assets	(36,047,967)	(18,038,557)	(14,029,810)

	9,395,186	17,456,092	(355,369)
Unrecognized actuarial gains/losses	(11,536,062)	(20,624,223)	—

Benefit asset ( liability)	(2,140,876)	(3,168,131)	(355,369)

Changes in the liabilities:

	2007	2006	2005
Net liability 1.1	3,168,131	355,369	(1,547,824)
Pension costs recognised in the income statement	(12,687,146)	(3,917,795)	(2,934,206)
Premium payments	11,659,890	6,730,557	4,837,398
Exchange differences	—	—	—

Net liability 31.12.	2,140,875	3,168,131	355,368

Pension assets	2,140,875	3,168,131	355,368
Pension liabilities	—	—	—

In calculating the pension costs and net pension liabilities, the following assumptions have been made:

	2007	2006	2005
Discount rate	4.70%	4.35%	4.50%
Yield on pension assets	5.75%	5.40%	5.50%
Wage growth	4.50%	4.50%	2.50%
Pension adjustments	4.25%	4.25%	2.50%
G-adjustments	4.25%	4.25%	2.50%
Average turnover	5.00%	5.00%	5.00%

Defined contribution plan
The Group’s companies CTC Marine Projects Ltd., DeepOcean BV and DeepOcean Subsea Services Ltd. have defined contribution plans. The defined contribution plans cover full-time employees and contributions comprise between 4.5% and 7.5% of salaries. As at 31 December 2007, 185 members were covered by the plans.
The contributions recognized as expenses equaled KNOK 4,749 and NOK 1,295 in 2007 and 2006 respectively. Pensions in CTC Marine Projects Ltd. have only been encounted for in the period the companies have been consolidated in the Group’s accounts.

Note 22: Short term provisions

	Government	Deferred payment
	liabilities	for CTC	Restructuring	Other	Total

Balance sheet as at 31 December 2004	2,578	0	0	17,703	20,280
Provisions 2005	9,999	0	0	15,245	25,245
Provisions reversed in 2005	0	0	0	0	0
Provisions used in 2005	(2,578)		0	(17,703)	(20,280)

Balance sheet as at 31 December 2005	9,999	—	—	15,245	25,245
Provisions 2006	21,488	122,680	—	196,573	340,742
Provisions reversed in 2006	—	—	—	—	—
Provisions used in 2006	(13,189)		—	(15,245)	(28,434)

Balance sheet as at 31 December 2006	18,299	122,680	—	196,573	337,552

Provisions 2007	16,841		—	165,621	182,462

Provisions reversed in 2007	—		—	—	—

Provisions used in 2007	(18,299)	(122,680)	—	(196,573)	(337,552)

Balance sheet as at 31 December 2007	16,841	—	—	165,621	182,462

Employees’ withholding tax
Employees’ withheld tax as of 31 December 2007 was KNOK 9,022. Corresponding amount as of 31 December 2006 was KNOK 11,149.
Government liabilities
Government liabilities are mainly caused by provision for social security taxes, withheld taxes for employees and VAT. The provisions are considered certain and are expected to be used within three monts from year-end.
Deferred payment for CTC
DeepOcean ASA acquired 100 % of the shares in CTC Marine Projects Ltd. in October 2006. In year 2007 the payment were calculated to GBP 10,705,920. The amount was paid the 1st of November 2007.
Other provisions
Other provisions are mainly holiday allowances and project accruals. The uncertainty regarding the provisions are considered low, and the majority of the provision is expected to be used within first quarter 2007.
Contingent liability
Per 31 December 2007, DeepOcean had outstanding bank guarantees to a total value of KNOK 19,238 in favour of customers. DeepOcean has given an Exporter’s Statement to Garanti-Instituttet for Eksportkreditt (“GIEK”). See Note 27 for further information.

Note 23: Long-term debt

	True rate of		Carrying amount NOK (’000)
	interest	Maturity date	2007		2006	2005
Bank loan (EUR)	Fixed interest	12/31/2008	—		4,976	7,235
Bank loan	Nibor + margin	8/1/2009	6,942		10,908	14,875
Bank loan (USD)	Libor+margin	12/5/2007	—		52,391	70,342
Bank loan (USD)	Libor+margin	12/5/2011	97,392
Obligation under finance leases	Nibor + margin	10/1/2009	4,409		6,711	8,943
Obligation under finance leases	Nibor + margin	5/31/2007	—		7,381	12,387
Obligation under finance leases	Nibor + margin	5/31/2012	10,318		12,465	14,546
Obligation under finance leases	Nibor + margin	10/31/2012	2,776		3,296	3,799
Bond Loan	Nibor + margin	10/5/2009	298,573		297,832	—
Bank loan (GBP)	Libor+margin	10/1/2009	107,631		152,709	—
Bank loan (USD)	Libor+margin	12/1/2014	123,949		154,801	—
Bank loan (NOK)	Libor+margin	6/1/2012	224,779
Obligation under finance leases (EUR)	Libor+margin	6/9/2008	238,672
Volstad Maritime AS		7/30/2014	2,078	(1)
Bank loan (USD)	Libor+margin	12/1/2014	200,000	(2)
Bank loan (GBP)	Libor+margin	12/31/2008	13,053		33,332	n/a
Bank loan (GBP)	Libor+margin	12/31/2008	5,297		13,532	n/a
Bank loan (GBP)	Libor+margin	3/31/2009	3,179		7,214	n/a
Bank loan (GBP)	Libor+margin	6/30/2011	28,615		41,748	n/a
Obligation under finance leases (GBP)	Fixed interest	Various	2,496		2,650	n/a
Loan from Acergy (GBP)	Libor+margin	4/30/2008	5,231		17,813	n/a
Obligation under finance leases (GBP)	Fixed interest	9/30/2007			712	n/a
Bank loan (GBP)	Libor+margin	1/31/2012	12,299
Bank loan (GBP)	Libor+margin	12/31/2013	6,427
Bank loan (GBP)	Libor+margin	12/31/2013	15,837
Obligation under finance leases (GBP)	Libor+margin	12/31/2009	5,428
Obligation under finance leases (GBP)	Libor+margin	2/29/2008	25,756

Total long-term debt			1,441,136		820,469	132,960

1st year’s principal repayments on long-term debt (Note 24)			(382,358)		(119,626)	(30,571)

Total long-term debt excluding the 1st year’s principal repayments			1,058,779		700,843	102,389

(1)	DeepOcean Volstad AS is included in the consolidated financial statements and the amount represend Volstad Maritime AS part of finansing

(2)	Net addition after internal transfering of Deep Endeavour

Note 24: Short-term loans and other loan relationships

NOK (’000)	2007	2006	2005
With security	(67,163)	(76,368)	—
Without security	—	—	—
1st year’s principal repayments on long-term debt	(382,358)	(119,626)	(30,571)

Total	(449,521)	(195,995)	(30,571)

As at 31 December 2007, KNOK 67,163 and 94,569 of the short-term loans stems from GBP loan, KNOK 10,822 stems from USD loan, KNOK 238,671 stems from EUR loan and KNOK 38,296 stems from NOK loan.

Note 25: Trade payables and other payables

	2007	2006	2005
Trade payables	179,255	210,267	82,175
Other payables	2,434	4,050	2,476

Trade payables and other payables	181,689	214,317	84,651

Trade payables and other payables principally comprise amounts outstanding for trade purchases and ongoing costs.
The carrying amount of trade and other payables is considered to approximate their fair value.

Note 26: Leases
The Group as a lessee — finance leases
The Group’s assets under finance leases include ROVs and equipment. In addition to the rental payments, the Group has an obligation to insure the equipment. Assets are leased over a period of 3 or 7 years with remaining lease periods ranging from 0,4 to 4,8 years. The leases either include a right of renewal or they are “hire/purchase”. From year 2007 DeepOcean elected to take the purchase option on the vessel Arbol Grande, and has have been converted to a finance lease during the year.
The assets under finance leases are as follows:

NOK ’000	2007	2006	2005

ROVs and equipment	339,424	78,627	69,917
Accumulated depreciation	(37,879)	(36,241)	(25,078)

Net carrying amount	301,546	42,386	44,839

Overview of future minimum lease payments:

NOK ’ 000

Next 1 year	273,230
1 to 5 years	17,342
After 5 years	0

Future minimum lease payments	290,571

Interest	6%

Present value of future payments	273,180

Of which:

Next 1 year	262,568
1 to 5 years	15,379
After 5 years	0

The leases do not contain any restrictions on the company’s dividend policy or financing opportunities.
The Group as a lessee — operating leases
The Group has operating leases for equipment, cars, office machines, offices and other premises. Most of the leases contain an option to extend. DeepOcean has signed a letter of intent in connection with the planned construction of a new office building. The lease obligation is not finally set.
The lease costs were as follows:

NOK ’ 000	2007	2006	2005

Ordinary lease payments	10,714	6,285	179
Contingent payments	0	0	0
Payments received on subleases	0	0	0

	10,715	6285	179

The future minimum rents related to non-cancellable leases fall due as follows:

Next 1 year	11,636
1 to 5 years	32,997
After 5 years	15,470

Total	60,104

Time Charter commitments
The group has as of 31.12.07 commited to Time Charter Parties for 16 vessels of which 6 are under construction. The Time Charter Parties’ durations ranges from 0.1 to 8 years, some of them with options to extend the hire period. The value of the total commitment is KNOK 3,356,912 Yearly TC hire in 2007 was KNOK 425,889.

NOK ’ 000	2007	2006	2005

TC hire	425,889	486,618	198,173
Contingent payments	—	—	—
Payments received on subleases	—	—	—

	425,889	486,618	198,173

The future minimum rents related to non-cancellable TC hires fall due as follows:

Within 1 year	567,887
1 to 5 years	2,271,442
After 5 years	517,583

Total	3,356,912

The leases do not contain any restrictions on the company’s dividend policy or financing opportunities.

Note 27: Financial instruments
Financial risk
The Group uses financial instruments like bank loans, bond issues and leases. The purpose of the financial instruments are to raise capital for investments necessary for Group operations. In addition the Company has financial instruments such as account receivables, accounts payables etc. which are directly linked to the every day operation. The Company uses some financial derivatives for hedging purposes.
The Company does not use financial instruments, hereunder financial derivatives, for speculation purposes.
Risk-management routines have been approved by the board and are carried out by a central finance department in cooperation with the individual operational units.
The most significant financial risks which affect the Company are tied to interest rate risk, liquidity risk and exchange rate risk. The management performs a continuous evaluation of these risks and determines policies related to how these risks are to be handled within the Company.
Since the Group carries out international operations, it is exposed to a considerable interest-rate risk and exchange-rate risk. The Group makes use of derivatives to reduce these risks in accordance with the Group’s strategy for its interest-rate and exchange-rate exposure. The accounting treatment of financial derivatives is described in Note 2.
Credit risk
The Group has no significant credit risk linked to any contracting party, and the Group’s credit risk is considered low.
DeepOcean has guidelines for ensuring that sales are only made to customers that have not experienced any significant settlement problems. The Group’s main customers are large international oil companies, which are considered as solid clients.
In some projects, DeepOcean gives performance bank guarantees to customers.
The maximum risk exposure is represented by the carrying amount of the financial assets, including derivatives, in the balance sheet. Since the other party involved in derivative trades is normally a bank, the credit risk linked to derivatives is regarded as being slight. The credit risk related to the pension asset is considered low as it is against a large Scandinavian insurance company. The Group therefore regards its maximum risk exposure as being the carrying amount of trade receivables (refer to Note 15) and other current assets (refer to Note 16).

Interest-rate risk
The Group has as described in Note 23 considerable financing in interest bearing long term debt. Part of this debt has floating interest conditions which makes the Group influenced by changes in interest rate.
The average interest rates on financial instruments were as follows:

	2007	2006	2005

Overdraft facility (NOK)	Nibor + margin	Nibor + margin	Nibor + margin
Loan secured by collateral (NOK)	Nibor + margin	Nibor + margin	Nibor + margin
Loan secured by collateral (USD)	Libor + margin	Libor + margin	Libor + margin
Loans secured by collateral (EUR)	Fixed rate	Fixed rate	Fixed rate
Finance leases (NOK)	Nibor + margin	Nibor + margin	Nibor + margin
Overdraft facility (GBP)	Libor + margin	Libor + margin	NA
Loan secured by collateral (GBP)	Libor + margin	Libor + margin	NA

Based on the financial instruments that existed as at 31 December 2007, a general increase of 1% in the interest rate level will reduce the Group’s pre-tax profit by NOK 12.5 million (2006: NOK 8.2 million).
The following table sets out the carrying amount, by maturity, of the Group’s financial instruments that are exposed to interest rate risk all amounts are transfered til NOK:
Year ended 2007

	Within	1-2	2-3	3-4	More than
	1 year	years	years	years	5 years

Bank loan	121,344	402,742	99,935	149,845	382,849
Obligations under finance leases	261,029	5,870	3,459	3,242	10,827

Refer to Note 23 for a specification of long term debt. Liabilities under finance leases are discussed in further detail in Note 26.
Liquidity risk
The DeepOcean Group’s strategy is to have sufficient cash, cash equivalents or credit opportunities at any time to be able to finance its operations and investments over the next two years in accordance with the company’s strategy plan for the same period. Unutilized credit opportunities are discussed in Note 17.
Surplus liquidity is placed in bank accounts.

Exchange-rate risk
The DeepOcean Group is subject to an exchange-rate risk since it has business in several different countries. The Group enters into forward/futures contracts and loan agreements in order to reduce the exchange-rate risk in cash flows nominated in currencies other than the Group’s functional currency. The exchange-rate risk is calculated for each foreign currency and takes into account assets and liabilities, liabilites not recognized in the balance sheet and very probable purchases and sales in the currency in question
The strategy is to secure The Groups functional equity balance and hedge the net cash flow in the foreign currency by using forward/ future contracts. The effects of the forward/ future contracts as efficient hedging instruments are recognized with the transaction they are to hedge, while a possible inefficiency in the hedging is recognized as a finance cost.
At 31 December 2007, the Group held two forward exchange contracts as hedges of net investments. The terms of the contracts are as follows.

				Exchange
		Amount	Maturity	rate	Fair value

Forward/ future contracts
GBP sales future	GBP	46,906,024	6/17/2008	11.0154	10,647,794
GBP sales future	GBP	3,093,976	6/17/2008	11.0154	702,341

At 31 December 2007, the Group also held two loan as hedges of net investments. The terms of the loan are as follows.

				Exchange rate
		Amount	Maturity	borrowing date	Gain (loss)

Currency loans
GBP loan	GBP	9,961,327	10/1/2009	11.9950	11,854,940
USD loan	USD	22,932,710	12/1/2014	6.2630	19,690,003

In addition at 31 December 2007, the Group held two forward exchange contracts as hedges of expected future sales in US Dollars, which do not qualify for hedge accounting under IAS 39. The forward currency contracts are being used to hedge the foreign currency risk of the expected future sales. The terms of the contracts are as follows.

		Exchange
	Maturity	rate

Sell
USD 2,500,000	2/26/2008	6.0600
USD 1,000,000	2/11/2008	6.0605

Determination of fair value
The fair value of forward exchange contracts is determined using the spot exchange rate at the balance sheet date.
The following of the company’s financial instruments are not measured at fair value: cash and cash equivalents, trade receivables, other current receivables, overdraft facilities and long-term debt.
The carrying amount of cash and cash equivalents and overdraft facilities is approximately equal to fair value since these instruments have a short term to maturity. Similarly, the book value of trade receivables and trade payables is approximately equal to fair value since they are entered into on “normal” terms and conditions. Long term debt is considered to be measured at fair value, as the credit risk of the Group has not changed since the loan agreements were concluded.
Other information
In relation to a guarantee given by Garanti-Instituttet for Eksportkreditt (“GIEK”) to HSBC Bank Plc. for a loan to Pemex of USD 46,773,929, DeepOcean has given an Exporter’s Statement. According to the Exporter’s Statement, DeepOcean can be reliable to parts of the guarantee if DeepOcean is in breach of the export contract for M/V Atlantic Challanger, M/V Arbol Grande or Deep Endeavour, is acting erroneously or negligently or is involved in bribery. DeepOcean consider the likelihood of a liability as very low, and has not made any provisions for the liability.

Note 28: Transactions with related parties
Transactions with related parties
The Group has carried out various transactions with related parties. All the transactions have been carried out as part of the ordinary operations and at arms length prices. The most important transactions carried out are as follows:
a)	Time charter hire of vessels from Østensjø Rederi. Time charters in 2007 and 2006 were KNOK 138,253 and KNOK 94,356 respectively.

b)	The sale of goods and services to Grupo Diavaz for KNOK 325,620 and KNOK 349,787 in 2007 and 2006 respectively.

c)	Purchase of services from Grupo Diavaz for KNOK 21,947 and KNOK 18,309 in 2007 and 2006 respectively.

d)	Finance lease agreement with European Contract Hire Ltd for the hire of a work class ROV. Payable in 2007 and 2006 were KNOK 6,199 and KNOK 1,443 respectively. From 1st of February 2008 DeepOcean has elected to take a purchase option on this equipment for KGBP 2,397.
The balance sheet includes the following amounts resulting from transactions with related parties:

	2007	2006	2005
Trade receivables	112,030	119,698	45,155
Trade payables	(11,724)	(21,587)	(15,459)

Total	100,307	98,110	29,696

Shares owned/represented by directors

	2007	2006	2005
Ordinary shares	230,000	18,358,826	11,710,000
Preference shares	—	—	—

Shares owned by the executive management

	2007	2006	2005
Ordinary shares	3,188,900	3,234,238	3,234,238
Preference shares	—	—	—

Remuneration to the management
Overview of remuneration to the management that has been recognised as costs:

NOK ’000	2007	2006	2005
Salaries and benefits in kind	6,179	5,812	5,686
Pensions	1,903	1,458	800
Severance pay	—		—
Options	—		—

Total remuneration	8,082	7,270	6,486

a)	There were no outstanding share options at 31 December 2007, nor has any been issued.

b)	No loans have been granted to or security pledged for members of the management group.

Note 29: Obligations to buy
The Group and the Group’s associates have the following obligations as a result of contracts for the purchase of property, plant and equipment.

(NOK million)	2007	2006	2005
2006			120
2007		227	58
2008	397
Thereafter	—	—	—

Total	397	227	178

Of which associates	—	—

Note 30: Events after the balance sheet date
There are no events after the balance sheet date with relevance for the annual accounts.

Note 31: List of subsidiaries
The following subsidiaries are included in the consolidated financial statements:

	Country of	Main	Ownership	Voting
Company	registration	operations	share	share

DeepOcean Shipping AS	Norway	Subsea services	100%	100%
DeepOcean Maritime AS	Norway	Subsea services	100%	100%
DeepOcean Shipping II AS	Norway	Subsea services	100%	100%
DeepOcean Management AS	Norway	Subsea services	100%	100%
DeepOcean Volstad AS	Norway	Subsea services	51%	51%
DeepOcean Volstad KS	Norway	Subsea services	51%	51%
DeepOcean B.V.	Netherlands	Subsea services	100%	100%
DeepOcean Subsea Services Ltd.	UK	Subsea services	100%	100%
DeepOcean UK Ltd.	UK	Subsea services	100%	100%
DeepOcean de Mexico S.A. de C.V.	Mexican	Subsea services	100%	100%
Servicios Especializado S.A. de C.V.	Mexican	Subsea services	100%	100%
Servicios Administrativo S.A. de C.V.	Mexican	Subsea services	100%	100%
DeepOcean Brasil Servicos Ltda.	Brasil	Subsea services	100%	100%
CTC Marine Projects Ltd. (1)	UK	Subsea services	100%	100%
CTC Marine Norway AS (1)	Norway	Subsea services	100%	100%
CTC Marine Projects (Guernsey) Ltd.	Guernsey	Subsea services	100%	100%

(1)	Consolidated as from 1 October 2006 (refer to note 5)

Note 33: Exchange rates
The main currencies used in the accounts:

	Exchange	Exchange
	rates	rates
	1/1/2007	12/31/2007

US Dollar	6.2551	5.4110
Euro	8.2380	7.9610
British Pounds	12.2680	10.8100

	Average exchange rates 2007
	1st quarter	2nd quarter	3rd quarter	4th quarter

US Dollar	6.2344	6.0128	5.7688	5.4366
Euro	8.1700	8.1050	7.9189	7.8736
British Pounds	12.1856	11.9421	11.6516	11.1303

Consolidated condensed statements of income for the three months ended 31 March,
(Numbers in NOK 1000)

	Unaudited
	2008	2007

Revenue	455,689	501,683

Project costs — charter of vessels and consumables used	(261,354)	(279,997)
Employee benefit expenses	(115,921)	(104,449)
Depreciation and amortisation expenses	(40,975)	(45,083)
Other operating expenses	(6,177)	(29,568)

Operating profit	31,262	42,586
Net financial expense	(20,498)	(22,587)

Profit before income tax expense	10,764	19,999
Income tax expense	(1,076)	(4,616)

Profit for the year from continuing operations	9,688	15,383

Profit for the year	9,688	15,383

Attributable to:
Equity holders of the parent	9,688	15,383
Minority interests	—	—

	9,688	15,383

Earnings per share (NOK)	0.11	0.17

Diluted earnings per share (NOK)	0.11	0.17

Consolidated condensed balance sheet
(Numbers in NOK 1000)

	Unaudited
	31 March	31 December
	2008	2007
ASSETS

Non-current assets
Property, plant and equipment	1,467,701	1,457,733
Financial assets	48,266	13,991
Investments accounted for using the equity method	—	—
Goodwill and other intangible assets	576,776	615,562
Other intangible assets	64,472	71,196
Deferred tax asset	—	—

Total non-current assets	2,157,215	2,158,482

Current assets
Trade receivables	453,454	419,290
Other current assets	309,902	309,550
Cash and cash equivalents	126,666	248,746

Total current assets	890,022	977,586

TOTAL ASSETS	3,047,237	3,136,068

EQUITY AND LIABILITIES

Equity attributable to equity holders of the parent
Share capital	44,074	44,074
Other reserves	947,008	947,008
Translation reserves	(201,683)	(136,055)
Retained earnings	350,503	305,104
Minority interests	29,552	18,780

Total equity	1,169,454	1,178,910

Non current liabilities
Long term borrowings	1,051,979	1,058,779
Deferred tax liability	65,425	59,183
Long term provisions	—	—

Total non current liabilities	1,117,404	1,117,962

Current liabilities
Trade and other payables	190,387	181,689
Short-term borrowings	67,163	67,163
Current portion of long-term borrowings	296,718	382,358
Current tax payable	25,523	25,523
Short-term provisions	180,589	182,462

Total current liabilities	760,380	839,195

Total liabilities	1,877,784	1,957,157

TOTAL EQUITY AND LIABILITIES	3,047,237	3,136,068

Consolidated condensed statements of cash flows
(Numbers in NOK 1000)

	Unaudited
	2008	2007

Net cash inflow from operating activities	40,833	111,470

Net cash outflow from investment activities	(140,969)	(359,600)

Net cash inflow/(outflow)from financing activities	(27,445)	284,130

Foreign currency differences	5,501	(2,452)

Net increase/(decrease) cash and cash equivalents	(122,080)	33,548
Cash and cash equivalents at beginning of period	248,746	98,315

Cash and cash equivalents at end of period	126,666	131,863

Note 1 Corporate information
DeepOcean ASA is a public limited company registered in Norway. The company’s head office is located in Stoltenberggaten 1, 5504 Haugesund, Norway. The principal activities of the Company and its subsidiaries (the Group) are described in note 3.

Note 2 Basis of Presentation
Statement of compliance
At March 31, 2008, the accounting standards and interpretations that have been adopted by the European Union were the same as International Financial Reporting Standards (including IASs and Interpretations) published by the IASB, with the exception of IAS 39, which was only partially adopted, but which has no impact on DeepOcean’s financial statements. As a result, the Group’s condensed interim consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting and in accordance with the recognition and measurement provisions of International Financial Reporting Standards as published by the IASB. The accounting policies and measurement principles adopted for the condensed interim consolidated financial statements at 31 March 2008 are the same as those used in the condensed interim consolidated financial statements at 31 December 2007.
The unaudited condensed consolidated financial statements do not include all of the information required by IFRS for complete financial statements. In the opinion of management, all adjustments, which consist of normal recurring items considered necessary for a fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of results of operations to be expected for the full year.
Basis of preparation
The condensed interim consolidated financial statements have been prepared on the historical cost basis except for the revaluation of certain non-current assets and financial instruments. The principal accounting policies are set out below.
Standards and Interpretations effective in the current period
No new standard or interpretation effective 1 January 2008 had an effect on the Group’s financial’s position and results of operations.
Consolidation
The condensed interim consolidated financial statements incorporate the financial statements of DeepOcean ASA and its subsidiaries (the Group). The financial statements of subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting principles. The group accounts show the total profit & loss and financial position for DeepOcean ASA and its controlling interest as a whole. The consolidated accounts include entities where DeepOcean ASA has direct or indirect ownership of more than 50% of the voting shares, or otherwise has control. Subsidiaries are consolidated 100% on a line by line basis in the group accounts.
Subsidiaries are consolidated from the date on which control is transferred to the DeepOcean Group and cease to be consolidated from the date when control is no longer with the DeepOcean Group. Acquisitions of subsidiaries are accounted for using the purchase method. The cost of an acquisition is measured as the fair value of assets acquired, shares issued or liabilities undertaken at the date of the acquisition, in addition of cost directly attributable to the acquisition. Costs of issuing equity instruments to effect a business combination is accounted for as a reduction in the proceeds from the equity issue. Any excess cost of acquisition over the fair value of the net assets acquired measured at the date of change of control, will be recorded as goodwill. All transactions between entities in the group, receivables, liabilities and unrealized profits are eliminated. Minority interests in equity as well as net income is reported separately in the consolidated financial statements.
Functional currency and Presentation currency
Items included in the financial statements for each of the DeepOcean Group’s entities are measured using the currency of the economic environment in which the entity operates (“the functional currency”). The condensed interim consolidated financial statements are presented in Norwegian kroner, which is DeepOcean Group’s presentation currency. Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions are recognized in the income statement.
The results and financial position of an entity whose functional currency differ from DeepOcean Group’s presentation currency, is translated into the presentation currency using the following procedures:
•	Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet date.

•	Income and expenses for each income statement is translated at the average exchange rates for the reporting period.

•	All resulting exchange differences are recognized as a separate component of equity. When subsidiaries are sold, the accumulated exchange differences relating to the subsidiary are taken to income.
Use of estimates
The preparation of financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Although estimates are based on management’s best knowledge of current events and actions, actual results may ultimately differ from those estimates.
From 1 January 2008 DeepOcean has updated the estimates for depreciation of vessels. The vessels will have a residual value after 20 years of 50% of historical cost. This has caused a reduction in the depreciation of NOK 4 million in the 1st quarter 2008.

Pension obligations
The Group has defined benefit plans for seamen and administrative personnel. The liability of the defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date minus the fair value of plan assets, together with adjustments for actuarial gains/losses and past service cost. The defined benefit obligation is calculated by independent actuaries using the projected unit credit method and is measured as the present value of the estimated future cash outflows using interest rates of government securities that have terms to maturity approximating the terms of the related liability. The cost of providing pensions is charged to the income statement so as to spread the regular cost over the service lives of the employees. Actuarial gains and losses are recognised as income or expense when the net cumulative unrecognised actuarial gains and losses for each individual plan at the end of the previous reporting year exceed 10% of the higher of the defined benefit obligation and the fair value of plan assets at that date. These gains or losses are recognised over the expected average remaining service lives of the employees participating in the plans.
Revenue recognition
Revenue comprises the fair value for the sale of goods and services, net of value-added tax, rebates and discounts and after eliminated sales within the DeepOcean Group. Revenue is recognized as follows.
Revenue related to time-charter contracts is recognized on a straight-line basis apportioned according to number of days each contract lasts before and after the end of the accounting period. Costs are expensed in the same period as related income.
Service revenue, derived from the hiring of equipment and operators to provide subsea services to our customers, consists primarily of revenue derived from billings that provide for a specific time for operators, material and equipment charges, which accrue daily and are billed periodically for the delivery for subsea services over a contractual term. Service revenue is generally recognized when a signed contract or other persuasive evidence of an arrangement exists, the service has been provided, the fee is fixed or determinable and collection of resulting receivables is reasonably assured.
When the outcome of a construction contract can be estimated reliably, contract revenue and contract costs associated with the construction contract is recognised as revenue and expenses respectively by reference to the stage of completion of the contract activity at the balance sheet date. An expected loss on the construction contract is recognised as an expense immediately. Depending on the nature of the contract, the stage of completion of a contract is determined based on either
(a)	the proportion that contract costs incurred for work performed to date bear to the estimated total contract costs;

(b)	surveys of work performed; or

(c)	completion of a physical proportion of the contract work
Dividends
Dividends are recognized when the shareholder’s right to receive the payments is established, which generally occurs when the shareholders’ annual meeting approves such distribution.
Government grants
Subsidies from the authorities are not recognised until it is reasonably certain that the company will meet the conditions stipulated in connection with the receipt of the subsidies and that the subsidies will be granted. The recognition of subsidies is postponed and amortised over the period that the costs relating to that which the subsidies are intended for are incurred. Subsidies are recognised as deductions from the cost that the subsidy is meant to cover. Subsidies received to buy non-current assets are capitalised.
Financial instruments
The Group uses derivative financial instruments (such as foreign currency contracts) to hedge its risk associated with fluctuations in foreign currency exchange rates. Derivative financial instruments are recorded at fair value on the date a derivative contract is entered into, and are subsequently re-measured at their fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument in accordance with the requirements set out by IAS 39, and if so, the nature of the item being hedged.
For the purpose of hedge accounting, hedges are classified as either fair value hedges when they are hedging the exposure to changes in the fair value of a recognised asset or liability; or as cash flow hedges when they are hedging exposure to variability in cash flows that is either attributable to a particular risk associated with a recognised asset or liability or a forecasted transaction.
In relation to fair value hedges that meet the conditions for special hedge accounting, any gain or loss from re-measuring the hedging instrument at fair value is recognised immediately in the income statement. Any gain or loss on the hedged item attributable to the hedged risk is adjusted against the carrying amount of the hedged item and recognised in the income statement.
In relation to cash flow hedges that meet the conditions for hedge accounting, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognised directly in equity and the ineffective portion is recognised in net profit or loss.
When the hedged firm commitment results in the recognition of an asset or a liability then, at the time the asset or liability is recognised the associated gains or losses that had previously been recognised in equity are included in the initial measurement of the acquisition cost or other carrying amount of the asset or liability. For all other cash flow hedge the gains or losses that are recognised in equity are transferred to the income statement in the same period in which the hedged firm commitment affects the net profit and loss, for example when the future sale actually occurs.
For derivatives that do not qualify for hedge accounting any gains or losses arising from changes in fair value are taken directly to net profit or loss for the year.
Hedge accounting is discontinued when the hedging instrument expires or is sold, terminated or exercised, or no longer qualities for hedge accounting. At that point in time, any cumulative gains or losses on the hedging instrument recognised in equity is kept in equity until the forecasted transaction occurs. If a hedged transaction is no longer expected to occur, the net cumulative gain or loss recognised in equity is transferred to net profit or loss for the year.
Related party transactions
All transactions, agreements and business activities with related parties are negotiated on arm’s length basis in a manner similar to transactions with third parties.
Events after the balance sheet date
New information on the company’s positions at the balance sheet date is taken into account in the annual financial statements. Events after the balance sheet date that do not affect the company’s position at the balance sheet date but which will affect the company’s position in the future are disclosed if significant.
Earnings per share
The calculation of basic and diluted earnings per share is based on the majority’s share of result using the weighted average number of shares outstanding during the year after deduction of the average number of treasury shares held over the period.
Cash Flow
The Group applies the indirect method. Investment in shares and other liquid assets with maturity over three months are not included under cash equivalents.
Early adoption of Standards and Interpretations
In addition, the Group has elected to adopt the following in advance of their effective dates:
*	IAS 23 (Revised) Borrowing Costs (effective for accounting periods beginning on or after 1 January 2009);

*	IFRIC 13 Customer Loyalty Programmes (effective for accounting periods beginning on or after 1 July 2008).
The revisions to IAS 23 have had no impact on the Group’s accounting policies. The principal change to the Standard, which was to eliminate the previously available option to expense all borrowing costs when incurred, has no impact on these financial statements because it has always been the Group’s accounting policy to capitalise borrowing costs incurred on qualifying assets.
Adoption of IFRIC 13 have had no impact on the Group’s accounting policies
Standards and Interpretations in issued not yet adopted
At the date of authorisation of these financial statements, other than the Standards and Interpretations adopted by the Group in advance of their effective dates (as described above) the following Standards and Interpretations were in issued but not yet effective:
*   IFRS 8 Operating Segments (effective for accounting periods beginning on or after 1 January 2009)
The IASB published the following standards during the first quarter of 2008:
*	A revised IFRS 3 “Business Combinations” and an amended IAS 27 “Consolidated and Separate Financial Statements”;

*	Amendment to IFRS 2 “Share-based payment” — Vesting Conditions and Cancellations;

*	A revised IAS 32 “Financial Instruments: Presentation” and Amendment to IAS 1 “Presentation of Financial Statements” — Puttable Financial Instruments and Obligations Arising on Liquidation.
Of these new standards, only IFRS 3 and IAS 27 could have a material impact on our future consolidated financial statements. As of 31 March 2008, DeepOcean had not applied earlier than the effective date any IFRS and Interpretations that the IASB has published but which were not yet effective.

Note 3: Segment Information
A business segment is a group of assets and operations engaged in providing services or products that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing services or products within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments. The Group’s primary reporting format is business segment and its secondary format is geographical segment.
Business segments
DeepOcean is divided into the following business segments:
a.	Survey, Subsea Inspection, Maintenance and Repair (IMR)

b.	Trenching and subsea cable installation
Survey, Subsea Inspection, Maintenance and Repair (IMR)
The IMR segment mainly deals with change-out of subsea components on subsea modules for oil and gas production and maintenance of existing structures. In addition, visual inspection to determine damages or fault to existing structures is part of the scope. The tools and equipment are tailor made for this activity and require skilled personnel. DeepOcean has invested in such equipment and personnel to be able to serve the growing subsea IMR market. The Survey and Construction support operations are based on delivering detailed seabed soil and bathymetry data to oil and construction companies, enabling them to perform detailed engineering for template, platform installations, pipeline routes etc. In addition, visual inspection to oil and gas pipelines is a significant part of the scope in these operations.
Trenching and subsea cable installation
The marine trenching service plays a key enabling role in the construction and maintenance of offshore (subsea) oil and gas production facilities, electricity transmission systems and intercontinental and regional telecommunications systems. Cable installation is directly related to, and in a large part interdependant with trenching. In general, trenching is performed to provide protection (from extreme weather events and external aggression), flow assurance and thermal insulation, providing revenue protection and continuity of supply to the operators.
The major methods for product burial are jetting, mechanical cutting and ploughing.
The vessel fleet provides multi-functional capability, supporting both trenching and installation services.
Geographical segments
The Group’s activities are divided among the following regions: Europe, Mexico, Africa and other.

Segment data

NOK ‘000	Survey/IMR			Trenching			Elimination			Total operations
Business segment	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007
Revenue		—			—			—	—	—	—	—

Revenues from external customers:	264,493	306,640	1,322,489	191,195	195,043	615,585				455,689	501,683	1,938,074
Internal intersegment transactions	6,042	—	26,467	—	—	47,558	(6,042)	—	(74,025)	—	—	—

Total revenue	270,535	306,640	1,348,956	191,195	195,043	663,143	(6,042)	—	(74,025)	455,689	501,683	1,938,074
										—	—	—
Segment profits (losses)	16,833	32,556	189,723	14,427	3,863	25,225	—	—	—	31,261	36,419	214,948
Operating profit (loss)										—	—	—
Net financing expenses										(20,498)	(19,600)	(89,796)

Income from associates										—	—	—
Tax expenses										(1,076)	(4,616)	(14,605)
Gain/loss on sale of discontinued operations										—	—	—
Profit (loss) for the year										9,686	12,203	110,547
										—	—	—
Segment Assets	2,453,187	2,151,904	2,656,277	595,992	549,175	479,791	(1,944)	—	—	3,047,236	2,701,079	3,136,068
Investments in associates										—	—	—
Total assets	2,453,187	2,151,904	2,656,277	595,992	549,175	479,791	(1,944)	—	—	3,047,236	2,701,079	3,136,068

	Survey/IMR			Trenching			Elimination			Total operations
NOK ‘000	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007
Segment liability	1,437,832	1,131,834	1,607,441	475,767	423,765	360,708	(41,383)		(10,991)	1,872,216	1,555,599	1,957,158
Total debt			—					—		—	—	—
Capital expenditure	56,272	51,006	415,055	77,314	39,006	148,434				133,586	90,012	563,489
Depreciation per segment	26,738	27,334	123,933	14,238	14,623	64,975	—	—	—	40,975	41,957	188,909
Impairment losses	—	—	—	—	—	—	—	—	—	—	—	—

	Europe			Mexico			Africa(incl. Middle East)			APAC			Other			Total operations
NOK ‘000	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007	1Q 2008	1Q 2007	2007
Geographical segment
Revenue from external customers	343,744	366,629	1,276,727	84,185	93,025	365,563	18,447	22,800	226,408	69,001	—	12,689	9,313	19,229	56,687	455,689	501,683	1,938,074
																—	—	—
Segment assets	2,134,503	1,690,817	1,921,959	894,732	992,013	1,123,975	125	4,885	35,167	86,543	183		17,877	13,364	54,967	3,047,236	2,701,079	3,136,068
																—	—	—
Capital expenditure	133,400	87,710	206,392	186	2,302	356,311	—	—	—	26,287	—	—	—	—	786	133,586	90,012	563,489

Note 4: Long-term debt

	True rate of	Maturity	Carrying amount NOK (‘000)
	interest	date	31, March 2008		31, December 2007

Bank loan	Nibor + margin	8/1/2009	—		6,942
Bank loan (USD)	Libor+margin	12/5/2011	89,105		97,392
Obligation under finance leases	Nibor + margin	10/1/2009	3,822		4,409
Obligation under finance leases	Nibor + margin	5/31/2012	9,771		10,318
Obligation under finance leases	Nibor + margin	10/31/2012	2,643		2,776
Bond Loan	Nibor + margin	10/5/2009	298,766	(3)	298,573
Bank loan (GBP)	Libor+margin	12/18/2011	100,731		107,631
Bank loan (USD)	Libor+margin	12/1/2014	—		123,949
Bank loan (NOK)	Libor+margin	6/1/2012	213,670		224,779
Obligation under finance leases (EUR)	Libor+margin	6/9/2008	—	(2)	238,672
Bank loan (EUR)	Libor+margin	6/20/2008	114,050	(2)
Volstad Maritime AS		7/30/2014	3,278	(1)	2,078
Bank loan (USD)	Libor+margin	12/1/2014	332,428		200,000
Bank loan (GBP)	Libor+margin	12/31/2008	9,162		13,053
Bank loan (GBP)	Libor+margin	12/31/2008	3,718		5,297
Bank loan (GBP)	Libor+margin	3/31/2009	2,380		3,179
Bank loan (GBP)	Libor+margin	6/30/2011	24,868		28,615
Obligation under finance leases (GBP)	Fixed interest	Various	2,243		2,496
Bank loan (GBP)	Libor+margin	4/30/2008	2,448		5,231
Bank loan (GBP)	Libor+margin	1/31/2012	10,791		12,299
Bank loan (GBP)	Libor+margin	12/31/2013	15,037		6,427
Bank loan (GBP)	Libor+margin	12/31/2013	59,965		15,837
Bank loan (GBP)	Libor+margin	3/31/2014	7,321		—
Obligation under finance leases (GBP)	Libor+margin	12/31/2009	4,318		5,428
Obligation under finance leases (GBP)	Libor+margin	2/29/2008	23,624		25,756

Total long-term debt			1,334,140		1,441,136

1st year’s principal repayments on long-term debt			(282,161)		(382,358)

Total long-term debt excluding the 1st year’s principal repayments			1,051,979		1,058,779

(1)	DeepOcean Volstad AS is present as consolidated financial statement and the amount represent Volstad Maritime AS part of financing

(2)	In March 2008 DeepOcean acquired North Sea Commander Shipping AS (renamed DeepOcean Shipping III AS) which holds the ownership in MV Arbol Grande instead of buying the MV Arbol Grande directly.

(3)	As discussed in Note 5, the holders of this Bond Loan have a redemption option at a price of 100% of par value as a result of the change in control that occurred on 16 May 2008. This does not affect the classification of the loan as of 31 March 2008.

Note 5: Events after the balance sheet date
Share issue
On 15 May 2008, DeepOcean ASA issued 20,000,000 new shares in DeepOcean to Trico Shipping AS, a fully owned subsidiary of Trico Marine Services, Inc., at a price of NOK 32 per share. Following this share issue, the total share capital of DeepOcean is NOK 54,073,547 distributed on 108,147,093 shares. The share issue triggers an obligation to publish a listing prospectus. The new shares will therefore be registered on a separate ISIN and may not be traded on Oslo Børs until after publication of such prospectus.
New majority owner and mandatory offer
The Board of DeepOcean ASA announced 16 May 2008 that Trico Marine Services, Inc. (Nasdaq: TRMA) through a fully owned subsidiary, Trico Shipping AS had acquired 35,728,955 shares in DeepOcean at NOK 32 per share, including all shares held by Østensjø and DeepOcean management. In addition, Trico subscribed for 20 million shares at NOK 32 per share through a Private Placement. Subsequent of the announcement, Trico Shipping has purchased an additional 2,700,000 DeepOcean Shares in market transactions. As of 30 May 2008, Trico Shipping owned 58,428,955 Shares, equal to 54.03% of all Shares in DeepOcean.
As a consequence of this purchase, Trico Shipping has made a mandatory offer for the purchase of all remaining shares in DeepOcean ASA at a purchase price of NOK 32 per DeepOcean Share. The offer period is from and including 30 May 2008 to and including 30 June 2008 at 4:30 PM GMT+1.
Cancellation of charter party
At May 15 DeepOcean has received a cancellation from TSMarine of the one year charter party from 12 March 2008 to 12 March 2009 of the vessel Normand Flower. According to TSMarine the reason for cancellation is that DeepOcean refuse to operate the vessel in the OYO-field of Nigeria. TSMarine states that this will block their opportunity of executing a planned contract in the region.
DeepOcean and Solstad, the owner of the vessel, dispute this cancellation and refers to the clause in the charter party allowing the owner to refuse working in areas with hostility.
Change of control event on DeepOcean ASA Call
DeepOcean ASA has in a press release of 16 of May 2008 given notice that Trico Marine Services Inc. together with a wholly owned subsidiary have acquired shares in Deep Ocean ASA and reached a total holding of more than 50% of the shares and votes.
This constitutes a Change of Control Event according to the Loan Agreement, which means that each Bondholder has the right of pre-payment (Put Option) of the Bonds at a price of 100% of par value. The Bonds have been issued on October 2005 at a nominal amount of NOK 300,000,000 (Refer to Note 23 of our consolidated financial statements).
The Put Option must be exercised within two — 2 — Months following this notice, and at the latest on 28 July 2008. Each Bondholder must, in order to exercise the Put Option, contact his VPS account manager (who will notify the Borrower’s Paying Agent).
The put date (payment date) will be 15 Banking Days following the date when the Paying Agent received the Put Option request. Interests accrued to, but not including, the put date will be paid on the put date.
Possible violation of covenants on bank loans
Trico has made a mandatory offer for all shares in DeepOcean ASA and has announced its intention to delist DeepOcean ASA from the Oslo Børs. Such a delisting would violate covenants in bank loans with a total carrying amount per 31 March 2008 of KNOK 735,934.